Exhibit 4.6

PLEDGE AND SECURITY AGREEMENT

among

WYNN RESORTS, LIMITED,

a Nevada corporation

(as the Pledgor)

and

U.S. BANK NATIONAL ASSOCIATION,

(as the Trustee and the Collateral Agent)

Dated as of July 7, 2003

i

ARTICLE VI. MISCELLANEOUS.		10

6.1	Remedies Cumulative; Delay Not Waiver	10
6.2	The Guarantor’s Consent and Covenant	11
6.3	Attorney-in-Fact	12
6.4	Perfection; Further Assurances	12
6.5	Payment of Taxes	13
6.6	Place of Business; Location of Records	13
6.7	Continuing Security Interest; Transfer of Debentures	13
6.8	Termination of Security Interest	14
6.9	Security Interest Absolute	14
6.10	Limitation on Duty of the Collateral Agent with Respect to the Collateral	15
6.11	Fees and Expenses	15
6.12	Amendments; Waivers; Consents	15
6.13	Notices	16
6.14	No Assumption of Duties; Reasonable Care	16
6.15	Modification of Obligations	16
6.16	Delivery of Collateral; Proxy	17
6.17	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES	18
6.18	Reinstatement	19
6.19	Severability	20
6.20	Survival of Provisions	20
6.21	Headings Descriptive	20
6.22	Entire Agreement	20
6.23	Time	20
6.24	Counterparts	20
6.25	Indemnity; Limitation of Liability	20
6.26	Authority of the Collateral Agent	21
6.27	Third Party Beneficiaries	22
6.28	Rights of Holders	22

EXHIBITS AND SCHEDULE

Exhibit A – Irrevocable Proxy
Exhibit B – Transfer Document
Schedule I – Description of Member’s Interests

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of July 7, 2003, (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into by and among Wynn Resorts, Limited, a Nevada corporation (the “Pledgor”), and U.S. Bank National Association as (i) the trustee (in such capacity, the “Trustee”) for the Holders of the Debentures issued by the Pledgor under the Indenture and (ii) the collateral agent for the Trustee and the Holders (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgor, Deutsche Bank Securities Inc. and SG Cowen Securities Corporation (Deutsche Bank Securities Inc. and SG Cowen Securities Corporation together the “Initial Purchasers”) are parties to a Purchase Agreement dated June 30, 2003 (the “Purchase Agreement”), pursuant to which the Pledgor will issue and sell to the Initial Purchasers $200,000,000 aggregate principal amount of Convertible Subordinated Debentures due 2015 (plus an additional $50,000,000 aggregate principal amount if the Initial Purchasers exercise in full their purchase option set forth in Section 2(b) of the Purchase Agreement) (collectively, the “Debentures”);

WHEREAS, the Pledgor, Wynn Resorts Funding, LLC, a Nevada limited liability company (the “Guarantor”), and the Trustee, have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which, among other things, the Pledgor is issuing Debentures on the date hereof and Guarantor is guaranteeing the Debentures on a senior secured basis;

WHEREAS, the Pledgor is the sole member and directly owns all of the outstanding member’s interests of the Guarantor; and

WHEREAS, it is a condition precedent to the purchase of the Debentures by the Initial Purchasers pursuant to the Purchase Agreement that the Pledgor shall have granted the security interest and pledged all of the outstanding member’s interests of the Guarantor as contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises herein contained, and in order to induce the Initial Purchasers to purchase the Debentures, the Pledgor, the Trustee and the Collateral Agent hereby agree, for the benefit of the Initial Purchasers and for the ratable benefit of the Trustee and the Holders, as follows:

ARTICLE I.

DEFINITIONS AND APPOINTMENT

1.1 Defined Terms. Unless otherwise defined in the Indenture or in this Agreement, terms defined in the UCC (defined below) are used in this Agreement as such terms are defined in the UCC. In this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Collateral” has the meaning given in Section 2.1.

“Collateral Agent” has the meaning given in the preamble to this Agreement.

“Collateral Pledge and Security Agreement” means the Collateral Pledge and Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time) among the Trustee, the Collateral Agent, U.S. Bank National Association, as securities intermediary thereunder, and the Guarantor.

“Debentures” has the meaning given in the recitals to this Agreement.

“Event of Default” has the meaning assigned to such term in the Indenture.

“Guarantor” has the meaning given in the recitals to this Agreement.

“Holders” has the meaning given in the recitals to this Agreement.

“Initial Purchasers” has the meaning given in the recitals to this Agreement.

“Obligations” means the obligations of the Pledgor to repay the principal, premium, if any, interest, fees, expenses or otherwise on the Debentures and each other obligation and liability of the Pledgor which may arise under or in connection with the Indenture, this Agreement or any other instrument, document or agreement related thereto.

“Person” has the meaning given in the Indenture.

“Pledged Equity Interests” has the meaning given in Section 2.1.

“Pledgor” has the meaning given in the preamble to this Agreement.

“Purchase Agreement” has the meaning given in the recitals to this Agreement.

“Securities Laws” has the meaning given in Section 5.6.

“Termination Date” has the meaning given in the Collateral Pledge and Security Agreement.

“Trustee” has the meaning given in the preamble to this Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform

Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

1.2 Rules of Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in the Indenture shall apply to this Agreement.

1.3 Appointment of the Collateral Agent. The Trustee, on behalf of the Holders, hereby appoints the Collateral Agent as its agent for purposes hereof, and authorizes the Collateral Agent to take such actions and to exercise such powers, on the Trustee’s behalf, as are delegated to the Collateral Agent, together with such actions and powers as are reasonably incidental thereto, all in accordance with the terms and conditions set forth herein, and the Collateral Agent hereby accepts such appointment.

ARTICLE II.

PLEDGE AND GRANT OF SECURITY INTEREST

2.1 Granting Clause. To secure the timely payment in full in cash and performance in full of the Obligations, the Pledgor hereby grants and pledges to the Collateral Agent, for the benefit of the Trustee and ratable benefit of the Holders, a continuing security interest in all the right, title and interest of the Pledgor, now owned or hereafter existing or acquired, in, to and under any and all of the following (the “Collateral”):

Any and all of the Pledgor’s right(s), title(s) and interest(s), whether now owned or hereafter existing or acquired, in the member’s interests of the Guarantor (the “Pledged Equity Interests”), including the member’s interests described on Schedule I hereto and the Pledgor’s share of:

(a) all rights to receive income, gain, profit, dividends and other distributions allocated or distributed to the Pledgor in respect of or in exchange for all or any portion of the Pledged Equity Interests;

(b) all of the Pledgor’s voting rights in or rights to control or direct the affairs of the Guarantor;

(c) all other rights, title and interest in or to the Guarantor derived from the Pledged Equity Interests;

(d) all securities, notes, certificates and other instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof and any interest of the Pledgor reflected in the books of any financial intermediary pertaining to such rights and interests and all non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests; and

(e) all proceeds of the foregoing Collateral, whether cash or non-cash.

2.2 Delivery of Certificates. All certificates, notes and other instruments representing or evidencing any Collateral (including the certificates described on Schedule I hereto) shall be delivered to and held by or on behalf of, and, in the case of notes, endorsed to the order of, the Collateral Agent, or its designee pursuant hereto, in the manner set forth in Section 6.16.

2.3 Retention of Certain Rights. So long as the Collateral Agent has not exercised remedies with respect to the Collateral under this Agreement upon the occurrence of an Event of Default, the Pledgor reserves the right to exercise all voting and other rights with respect to the Collateral; provided that no vote shall be cast, right exercised or other action taken which could materially impair the Collateral.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF PLEDGOR

The Pledgor hereby represents and warrants to the other parties hereto, as of the date hereof, that:

(a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation, bylaws or equivalent organizational instruments of the Pledgor or any agreement or other instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any lien on any assets of the Pledgor, except for the lien and security interests granted under this Agreement. No consent, approval, authorization or order of, or qualification with, and no notice to or filing with, any governmental body or agency or other third party is required (i) for the performance by the Pledgor of its obligations under this Agreement, (ii) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (iii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest), except for the filing of financing and continuation statements with the Secretary of State of the State of Nevada under the UCC as in effect in the State of Nevada, which financing statements have been delivered to the Collateral Agent as of the date hereof or (iv) except for any such consents, approvals, authorizations or orders required to be obtained by the Collateral Agent (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Collateral Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

(b) The Pledgor is the legal and beneficial owner of the Collateral, free and clear of any liens or claims of any Person (except for the lien and security interests granted under this Agreement). No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any public office appropriate for such filings other than the financing statements, if any, to be filed pursuant to this Agreement. The Pledged Equity Interests (i) have been duly authorized and validly issued and (ii) constitute all of the outstanding member’s interests of the Guarantor.

(c) This Agreement has been duly authorized, validly executed and delivered by the Pledgor and (assuming the due authorization and valid execution and delivery of this Agreement by each of the other parties hereto and enforceability of this Agreement against each of the other parties hereto in accordance with its terms) constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Section 6.17 hereof may be limited by applicable law.

(d) Upon the execution of this Agreement by all parties hereto and the filing of financing statements with the Secretary of State of the State of Nevada under the UCC as in effect in the State of Nevada (all of such financing statements having been delivered to the Collateral Agent as of the date hereof), the grant of a security interest in the Collateral securing the payment of the Obligations for the benefit of the Trustee and the Holders will constitute a valid, first priority, perfected security interest in such Collateral (except, with respect to proceeds, only to the extent permitted by Section 9-315 of the UCC), enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any of the Collateral from the Pledgor other than as permitted by the Indenture.

(e) There are no legal or governmental proceedings pending or, to the best of the Pledgor’s knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any of its subsidiaries is subject that would adversely affect the power or ability of the Pledgor to perform its obligations under this Agreement or to consummate the transactions contemplated hereby

(f) The pledge of the Collateral pursuant to this Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

(g) No Event of Default exists.

(h) The Pledgor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and the Pledgor is not organized under the laws of any other jurisdiction. The Pledgor’s name as it appears in official filings in the State of Nevada is “Wynn Resorts, Limited”. The Pledgor’s federal employee identification number is 46-0484987 and the Pledgor’s Nevada organizational number is C14059-2002.

(i) It is understood and agreed that the foregoing representations and warranties shall apply only to the Collateral delivered on the date hereof and that, with respect to Collateral delivered thereafter, the Pledgor shall, upon the written request of the Collateral Agent, be required to make representations and warranties in form and substance substantially similar to the foregoing in supplements hereto and that such representations and warranties contained in such supplements hereto shall be applicable to such Collateral hereafter delivered.

ARTICLE IV.

COVENANTS OF THE PLEDGOR

The Pledgor covenants to and in favor of the Collateral Agent, the Trustee and the Holders as follows:

4.1 Compliance with Obligations. The Pledgor shall perform and comply in all material respects with all obligations and conditions on its part to be performed with respect to the Collateral.

4.2 Defense of Collateral. The Pledgor shall, until the Termination Date, defend its title to the Collateral and the interest of the Collateral Agent in the Collateral pledged hereunder against the claims and demands of all Persons.

4.3 Preservation of Value; Limitation of Liens. The Pledgor shall not take or permit to be taken any action in connection with the Collateral which would impair in any material respect the value of the interests or rights of the Pledgor therein or which would impair the interests or rights of the Collateral Agent therein or with respect thereto; provided, however, that nothing in this Agreement shall prevent the Pledgor, prior to the exercise by the Collateral Agent of any rights pursuant to the terms hereof, from undertaking the Pledgor’s operations in the ordinary course of business in accordance with the Indenture. The Pledgor shall not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to all or any part of the Collateral (other than the lien created by this Agreement). Pledgor shall at its own cost and expense promptly take such action as may be necessary to discharge any such liens.

4.4 No Other Filings. The Pledgor shall not file or authorize to be filed in any jurisdiction any financing statements under the UCC or any like statement relating to the Collateral in which the Collateral Agent (for the benefit of the Trustee an the Holders) is not named as the sole secured party.

4.5 No Sale of Collateral. The Pledgor shall not cause, suffer or permit the sale, assignment, conveyance, pledge or other transfer of all or any portion of the Collateral and the Pledgor shall at all times remain the 100% direct owner of all of the member’s interests of the Guarantor.

4.6 Filing of Bankruptcy Proceedings. To the extent it may do so under applicable laws, the Pledgor, for itself, its successors and assigns, shall not cast any vote as an owner in the Guarantor (a) in favor of the commencement of a voluntary case or other proceeding seeking liquidation, reorganization, rehabilitation or other relief with respect to the Guarantor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the owners of the Guarantor or any substantial part of the Guarantor’s property, (b) to authorize the Guarantor to consent to any such aforesaid relief or to the appointment of or taking possession by any such aforesaid official in an involuntary case or other proceeding commenced against the Guarantor or (c) to authorize the Guarantor to make a general assignment for the benefit of creditors.

4.7 Distributions. If the Pledgor in its capacity as owner of the Guarantor receives any income, dividend or other distribution of money or property of any kind from the Guarantor (other than as expressly permitted by the Indenture and the Collateral Pledge and Security Agreement), the Pledgor shall hold such income or distribution as trustee for and shall promptly deliver the same to the Collateral Agent.

4.8 Maintenance of Records. The Pledgor shall, at all times, keep accurate and complete records of the Collateral. The Pledgor shall permit representatives of the Collateral Agent, upon reasonable prior notice, at any time during normal business hours of the Pledgor to inspect and make abstracts from the Pledgor’s books and records pertaining to the Collateral. Upon the occurrence and during the continuation of any Event of Default, at the Collateral Agent’s request, the Pledgor shall promptly deliver copies of any and all such records to the Collateral Agent.

4.9 Name; Jurisdiction of Organization. The Pledgor shall not change its name, its jurisdiction of organization, the location of its principal place of business, its organization identification number or its fiscal year without notice to the Collateral Agent at least 30 days prior to such change. In the event of such change, the Pledgor shall at its own expense execute and deliver such instruments and documents as may be required by the Collateral Agent or applicable laws to maintain a prior perfected security interest in the Collateral.

4.10 Certificated Securities. The Pledgor shall cause the Guarantor’s equity interests to be evidenced by and remain “certificated securities” as defined in Article 8 of the UCC.

4.11 Amendments to Organizational Documents. The Pledgor shall not terminate, amend, supplement or otherwise modify, or cancel, the articles of incorporation, bylaws or other governing documents of the Guarantor other than amendments, supplements or modifications that are administrative in nature.

4.12 Proceeds of Collateral. The Pledgor shall, at all times, keep pledged to the Collateral Agent (for the benefit of the Trustee and the Holders) pursuant hereto all Collateral and shall not permit the Guarantor to issue any equity interests which shall not have been immediately duly pledged to the Collateral Agent (for the benefit of the Trustee and the Holders) hereunder on a first priority perfected basis.

ARTICLE V.

REMEDIES UPON EVENT OF DEFAULT.

5.1 Remedies Upon an Event of Default. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent, shall have the right, at its election, but not the obligation, to do any of the following:

(a) in connection with any acceleration and foreclosure, vote or exercise any and all of the Pledgor’s rights or powers incident to its ownership of the Pledged Equity Interests, including any rights or powers to manage or control the Guarantor;

(b) demand, sue for, collect or receive any money or property at any time payable to or receivable by Pledgor on account of or in exchange for all or any part of the Collateral;

(c) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligation or right hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by applicable laws;

(d) incur expenses, including reasonable attorneys’ fees, reasonable consultants’ fees, and other costs appropriate to the exercise of any right or power under this Agreement;

(e) perform any obligation of the Pledgor hereunder;

(f) secure the appointment of a receiver for the Pledgor without notice to the Guarantor or the Pledgor;

(g) exercise any other or additional rights or remedies granted to the Collateral Agent under any other provision of this Agreement, the Indenture or any other instrument, document or agreement related thereto, or exercisable by a secured party under the UCC, whether or not the UCC applies to the affected Collateral, or under any other applicable laws;

(h) take any other action that the Collateral Agent deems necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof, and the Pledgor hereby irrevocably appoints the Collateral Agent as the Pledgor’s attorney-in-fact (as set forth in Section 8.3) to take any such action, including the execution and delivery of any and all documents or instruments related to the Collateral or any part thereof in the Pledgor’s name, and said appointment shall create in the Collateral Agent a power coupled with an interest which shall be irrevocable; or

(i) appoint another Person (who may be an employee, officer or other representative of the Collateral Agent) to do any of the foregoing, or take any other action permitted hereunder, on behalf of the Collateral Agent.

5.2 Minimum Notice Period. If, pursuant to applicable laws, prior notice of any action described in Section 5.1 is required to be given to the Pledgor or the Guarantor, the Pledgor and the Guarantor hereby acknowledge and agree that the minimum time required by such applicable laws, or if no minimum is specified, ten business days, shall be deemed a reasonable notice period.

5.3 Expenses; Interest. All costs and expenses (including attorneys’ fees and expenses) incurred by the Collateral Agent in connection with exercising any actions taken under Section 5.1, together with interest thereon (to the extent permitted by laws) computed at a rate per annum equal to the interest rate applicable to the Debentures from the date on which such costs or expenses are payable to the date of payment thereof, shall constitute indebtedness secured by this Agreement and shall be paid the Pledgor to the Collateral Agent within five business days after demand.

5.4 Sale of Collateral. In addition to exercising the foregoing rights, the Collateral Agent may, to the extent permitted by applicable laws, arrange for and conduct a sale of the Collateral at a public or private sale (as the Collateral Agent may elect) which sale may be conducted by an employee or representative of the Collateral Agent, without any demand of performance or notice of intention to sell or dispose of, or of time or place of sale or disposition (except such notice as required by any applicable laws), and any such sale shall be considered or deemed to be a sale made in a commercially reasonable manner. The Collateral Agent may release, temporarily or otherwise, to the Pledgor any item of Collateral of which the Collateral Agent has taken possession pursuant to any right granted to the Collateral Agent by this Agreement without waiving any rights granted to the Collateral Agent under this Agreement, the Indenture or any other instrument, document or agreement related thereto. The Pledgor, in dealing with or disposing of the Collateral or any part thereof, hereby waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order. The Pledgor also waives its right to challenge the reasonableness of any disclaimer of warranties, title and the like made by the Collateral Agent in connection with a sale of the Collateral. Each successor and assign of the Pledgor, by acceptance of its interest, shall be bound by the above waiver, to the same extent as if such holder gave the waiver itself. The Pledgor also hereby waives, to the full extent it may lawfully do so, the benefit of all laws providing for rights of appraisal, valuation, stay or extension or of redemption after foreclosure now or hereafter in force.

5.5 Compliance With Limitations and Restrictions. The Pledgor hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as the Collateral Agent may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

5.6 Registration of Securities. If the Collateral Agent shall decide to exercise its right to sell any or all of the Collateral, and if, in the opinion of counsel to the Collateral Agent, it is necessary to have such Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended, or otherwise registered or qualified under any federal or state securities laws or regulations (collectively, the “Securities Laws”), the Pledgor and the Guarantor will execute and deliver, all at the Pledgor’s and the Guarantor’s expense, all such instruments and documents which, in the opinion of the Collateral Agent, are necessary to register or qualify such Collateral, or that portion thereof to be sold, under the provisions of the Securities Laws. The Pledgor and the Guarantor will execute and will use best efforts to cause any registration statement relating thereto to become effective and to remain effective for a period of not less than six months from the date of the first public offering of such Collateral, or that portion thereof to be sold, and to make all amendments thereto and/or to any related prospectus or similar document which, in the reasonable opinion of the Collateral Agent, are necessary, all in conformity with the Securities Laws applicable thereto. Without limiting the generality of the foregoing, the Pledgor and the Guarantor agree to comply with the applicable provisions of the securities or “Blue Sky” laws of any jurisdiction(s) which the Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act of 1933.

5.7 No Impairment of Remedies. If the Collateral Agent may, under applicable laws, proceed to realize its benefits under this Agreement, whether owned by the Pledgor or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, the Collateral Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of the Collateral Agent under this Agreement. If, in the exercise of any of such rights and remedies, the Collateral Agent forfeits any of its rights or remedies, including any right to enter a deficiency judgment against the Pledgor or any other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, the Pledgor hereby consents to such action by the Collateral Agent and, to the extent permitted by applicable laws, waives any claim based upon such action, even if such action by the Collateral Agent shall result in a full or partial loss of any rights of subrogation, indemnification or reimbursement which the Pledgor might otherwise have had but for such action by the Collateral Agent or the terms herein. Any election of remedies which results in the denial or impairment of the right of the Collateral Agent to seek a deficiency judgment against any of the parties to the Indenture or any other instrument, document or agreement related thereto shall not, to the extent permitted by applicable laws, impair the Pledgor’s obligation hereunder. In the event the Collateral Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by laws or this Agreement, the Indenture or any other instrument, document or agreement related thereto, the Collateral Agent may bid all or less than the amount of the Obligations. To the extent permitted by applicable laws, the amount of the successful bid at any such sale, whether the Collateral Agent or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations.

ARTICLE VI.

MISCELLANEOUS.

6.1 Remedies Cumulative; Delay Not Waiver.

6.1.1 Remedies Cumulative. No right, power or remedy herein conferred upon or reserved to the Collateral Agent is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by applicable laws, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Collateral Agent may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

6.1.2 No Waiver; Separate Causes of Action. No delay or omission to exercise any right, power or remedy accruing to the Collateral Agent upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right, power or remedy of the Collateral Agent, nor shall it be construed to be a waiver of any such Event of Default or of any similar breach or default thereafter occurring or an acquiescence therein, nor shall any waiver of any other breach or default under this Agreement, the Indenture or any other instrument, document or agreement related thereto be deemed a waiver of any other breach or default theretofore or thereafter occurring. Each and every default by the Pledgor in payment hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Collateral Agent.

6.1.3 Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of or other realization upon, all or any part of the Collateral shall be applied by the Collateral Agent for the ratable benefit of the Holders, as follows:

(x) first, to any accrued and unpaid interest on the Debentures and

(y) second, to the extent available, to the repayment of the remaining Obligations.

Any surplus of such proceeds held by the Collateral Agent and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor.

6.1.4 Foreclosure Waiver. To the extent permitted by law, the Pledgor waives the posting of any bond otherwise required of the Collateral Agent in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon the Collateral, to enforce any judgment or other security for the Obligations, to enforce any judgment or other court order entered in favor of the Collateral Agent, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agreement or document between the Pledgor, the Collateral Agent, the Trustee and the Holders. The Pledgor further agrees that upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against any other Person, any security or any guarantor.

6.2 The Guarantor’s Consent and Covenant. The Guarantor hereby consents to the assignment of and grant of a security interest in the Collateral to the Collateral Agent and to the exercise by the Collateral Agent of all rights and powers assigned or delegated to Collateral Agent by the Pledgor hereunder, including the rights upon and during an Event of Default to exercise the Pledgor’s voting rights and other rights to manage or control the Guarantor.

6.3 Attorney-in-Fact. Subject to the terms of this Agreement, the Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor’s attorney-in-fact (with full power of substitution) to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default:

(a) collection of proceeds of any Collateral;;

(b) conveyance of any item of Collateral to any purchaser thereof;

(c) to vote, demand, receive and enforce the Pledgor’s rights with respect to the Collateral;

(d) giving of any notices or recording of any liens hereof; and

(e) paying or discharging taxes or liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole reasonable discretion, and such payments made by the Collateral Agent to become part of the Obligations secured hereby, due and payable immediately upon demand. The Collateral Agent’s authority under this Section 6.3 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor’s name on all financing statements (to the extent permitted by applicable law) or any other documents necessary or appropriate to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor’s name on any notice of lien (to the extent permitted by applicable law), and to take any other actions arising from or necessarily incident to the powers granted to the Trustee or the Collateral Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor

If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may, but is not obligated to, after providing to the Pledgor notice of such failure and five business days to effect such performance, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 6.11.

6.4 Perfection; Further Assurances.

6.4.1 Perfection. The Pledgor agrees that from time to time, at its own expense, the Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that the Collateral Agent may reasonably request, in order to perfect, to ensure the continued perfection of, and to protect the assignment and security interest granted or intended to be granted hereby or to enable the

Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor shall (a) deliver the Collateral or any part thereof to the Collateral Agent, as the Collateral Agent may request, accompanied by such duly executed instruments of transfer or assignment as the Collateral Agent may request, and (b) authorize and file such financing or continuation statements, or amendments thereto, and authorize, execute and file such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

6.4.2 Filing of Financing and Continuation Statements. The Pledgor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent, for the benefit of the Trustee and the Holders, herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein. The Pledgor ratifies and authorizes the Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

6.4.3 Information Concerning Collateral. The Pledgor shall, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

6.5 Payment of Taxes. The Pledgor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies (other than those taxes that it is contesting in good faith and by appropriate proceedings, and in respect of which it has established adequate reserves for such taxes) now or hereafter assessed or levied against the Collateral pledged by it hereunder (or against the Collateral in which the Pledgor has granted to the Collateral Agent a security interest of first priority) and shall retain copies of, and, upon request, permit the Collateral Agent to examine receipts showing payment of any of the foregoing.

6.6 Place of Business; Location of Records. Unless the Collateral Agent is otherwise notified under Section 4.9, the principal place of business of the Pledgor is, and all records of the Pledgor concerning the Collateral are and will be, located at 3145 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

6.7 Continuing Security Interest; Transfer of Debentures. This Agreement shall create a continuing pledge and security interest in the Collateral and shall (a) remain in full force and effect until the Termination Date; (b) be binding upon the Guarantor (only to the extent specified above the Guarantor’s signature on the signature pages hereto), the Pledgor, and their respective successors and assigns; and (c) inure, together with the rights and remedies of the Collateral Agent, to the benefit of the Collateral Agent, the Trustee, the Holders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Holders may assign or otherwise transfer the Debentures or other evidence of indebtedness held by them to any other Person to the extent permitted by the Indenture, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Holders herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by the Collateral Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby.

6.8 Termination of Security Interest. Upon the Termination Date, this Agreement and the security interest and all other rights granted hereby shall terminate (subject to Section 6.19) and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will return all certificates previously delivered to the Collateral Agent representing the Pledged Equity Interests and, at the Pledgor’s expense and upon its written direction, execute and deliver to the Pledgor such documents (including UCC-3 termination statements) as the Pledgor shall reasonably request to evidence such termination, to release all security interest on the Collateral and to return such Collateral to the Pledgor. If this Agreement shall be terminated or revoked by operation of law, the Pledgor shall indemnify and hold the Collateral Agent, the Trustee and the Holders harmless from any loss that may be suffered or incurred by the Collateral Agent, the Trustee and the Holders in acting hereunder prior to the receipt by the Collateral Agent, its successors, transferees, or assigns of notice of such termination or revocation. Any such termination actions requested by the Pledgor shall be without warranty by or recourse to the Collateral Agent or the Trustee, except as to the absence of any liens on the Collateral created by or arising through the Collateral Agent or the Trustee.

6.9 Security Interest Absolute. All rights of the Collateral Agent, the Trustee and the Holders and the security interest hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Indenture or any other agreement, document or instrument relating thereto; (b) the failure of the Trustee or any Holder (i) to assert any claim or demand or to enforce any right or remedy against the Pledgor, any Affiliate of the Pledgor or any other Person under the provisions of the Indenture, any Note or any other agreement, document or instrument relating thereto or otherwise or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Obligations; (c) any change in the time, manner or place of payment of, or in any other term of the Obligations (including any increase in the amount thereof), or any other amendment or waiver of or any consent to any departure from the Indenture, any Note or any other agreement, document or instrument relating thereto; (d) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Holders to terminate the Obligations in full, but including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and the Pledgor hereby waives any right to or claim of, any defense or set-off, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligation or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Indenture, any Debenture or any other agreement, document or instrument relating thereto; (f) any exchange, surrender, release or non-perfection of any Collateral, or any release, amendment or waiver or addition of or consent to departure from any other security interest held by Person securing any of the Obligations; (g) any bankruptcy or insolvency of the Guarantor, the Pledgor or any other Person; or (h) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or any third party pledgor (other than the defense of payment).

6.10 Limitation on Duty of the Collateral Agent with Respect to the Collateral. The powers conferred on the Collateral Agent hereunder are solely to protect its interest and the interests of the Trustee and the Holders in the Collateral and shall not impose any duty on the Collateral Agent or any of its designated agents to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against the Collateral Agent. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which the Collateral Agent accords its own property, it being expressly agreed, to the maximum extent permitted by applicable laws, that the Collateral Agent shall have no responsibility for (a) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (b) taking any action to protect against any diminution in value of the Collateral, but, in each case, the Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

6.11 Fees and Expenses. The Pledgor agrees to pay to Collateral Agent the fees as may be agreed upon from time to time in writing. The Pledgor will upon demand pay to the Trustee and the Collateral Agent the amount of any and all expenses, including, without limitation, the reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Trustee and the Collateral Agent, that the Trustee and the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent, the Trustee and the Holders hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

6.12 Amendments; Waivers; Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by any party hereto from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture necessary for amendments or waivers of, or consents to any departure by any party hereto from any provision of the Indenture, as applicable, and no party hereto shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. Failure of any party hereto to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any party hereto of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law. The Collateral Agent and the Trustee may refuse to sign any amendment hereof authorized or permitted pursuant to Article 13 of the Indenture if such amendment adversely affects their rights, duties, liabilities or immunities. In signing or refusing to sign such amendment, the Collateral Agent and the Trustee shall be entitled to receive and, subject to Sections 6.14 and 6.26, shall be fully protected in relying upon, an opinion of counsel stating that such amendment is authorized or permitted by the Indenture. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

6.13 Notices. All notices required or permitted under the terms and provisions hereof shall be in writing, and any such notice shall be effective if given in accordance with the provisions of Section 14.2 of the Indenture. Notices to the Guarantor, the Pledgor or the Trustee may be given at the address set forth in Section 14.2 of the Indenture. Notices to the Collateral Agent may be given at the same address as set forth in Section 14.2 of the Indenture with respect to the Trustee.

6.14 No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the security interest of the Collateral Agent for the benefit of the Trustee and the Holders in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on, the Collateral Agent in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property held by the Collateral Agent for similar accounts, it being understood that the Collateral Agent:

(a) may consult with counsel of its selection and the advice of such counsel or any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

(b) shall not have any responsibility for taking any necessary steps for the existence, enforceability or perfection of any security interest of the Collateral Agent or to preserve rights against any parties with respect to any Collateral.

Notwithstanding anything to the contrary contained in this Agreement, the Indenture, the Debentures or any other document, instrument or agreement related thereto, in no event shall the Collateral Agent be liable for the existence, validity, enforceability or perfection of any security interest of the Collateral Agent, or for special indirect or consequential damages or lost profits or loss of business, arising in connection with this Agreement.

6.15 Modification of Obligations. If the Collateral Agent, the Trustee or the Holders shall at any time or from time to time, with or without the consent of, or notice to, the Pledgor:

(a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;

(b) take any action under or in respect of the Indenture, the Debentures or the other agreements, documents and instruments related thereto in the exercise of any remedy, power or privilege contained therein or available at law, equity or otherwise, or waive or refrain from exercising any such remedies, power or privileges;

(c) amend or modify, in any manner whatsoever, the Indenture, the Debentures or the other agreements, documents and instruments related thereto;

(d) extend or waive the time for the Pledgor’s or any other Person’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Indenture, the Debentures or the other agreements, documents and instruments related thereto, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) take and hold security or collateral for the payment of the Obligations, or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Collateral Agent has been granted a lien, to secure any indebtedness of the Pledgor, the Guarantor or any other Person party to the Indenture, the Debentures or the other agreements, documents and instruments related thereto to the Collateral Agent;

(f) release or limit the liability of anyone who may be liable in any manner for the payment of any amounts owed by the Pledgor, the Guarantor or any other Person party to the Indenture, the Debentures or the other agreements, documents and instruments related thereto to Collateral Agent;

(g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Pledgor, the Guarantor or any other Person party to the Indenture, the Debentures or the other agreements, documents and instruments related thereto are subordinated to the claims of the Collateral Agent; or

(h) apply any sums by whomever paid or however realized to any amounts owing by the Pledgor, the Guarantor or any other Person party to the Indenture, the Debentures or the other agreements, documents and instruments related thereto to the Collateral Agent in such manner as the Collateral Agent shall determine in its discretion;

then, subject to Section 6.8, neither the Collateral Agent nor the Trustee or any Holder shall incur any liability to the Pledgor pursuant hereto as a result thereof and no such action shall impair or release the obligations of the Pledgor under this Agreement.

6.16 Delivery of Collateral; Proxy. All certificates or instruments representing or evidencing the Pledged Equity Interests shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance acceptable to the Collateral Agent. The Collateral

Agent shall have the right, at any time in its discretion and without prior notice to the Pledgor, following the occurrence and during the continuation of an Event of Default, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Equity Interests and to exchange certificates or instruments representing or evidencing Pledged Equity Interests for certificates or instruments of smaller or larger denominations; provided, however, that once such Event of Default has been cured, the Collateral Agent will promptly transfer to or register in the name or cause its nominees to transfer to or register in the name of the Pledgor all such certificates or instruments. In furtherance of the foregoing, the Pledgor shall further execute and deliver to the Collateral Agent a proxy in the form attached hereto as Exhibit A and, if any ownership interest shall be evidenced by certificates or documents, an irrevocable power in the form of Exhibit B with respect to the ownership interest(s) of the Guarantor owned by the Pledgor.

6.17 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE COLLATERAL AGENT IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND FOR ACTIONS BROUGHT UNDER THE U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK (EACH A “NEW YORK COURT”) AND CONSENTS THAT ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE MADE BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE PLEDGOR AT THE ADDRESS INDICATED IN SECTION 6.13. EACH OF THE PARTIES HERETO SUBMITS TO THE JURISDICTION OF ANY NEW YORK COURT AND TO THE COURTS OF ITS CORPORATE DOMICILE WITH RESPECT TO ANY ACTIONS BROUGHT AGAINST IT AS DEFENDANT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE PLEDGOR, THE TRUSTEE AND THE COLLATERAL AGENT IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LAYING OF VENUE, INCLUDING ANY PLEADING OF FORUM NON CONVENIENS, WITH RESPECT TO ANY SUCH ACTION AND WAIVES ANY RIGHT TO

WHICH IT MAY BE ENTITLED ON ACCOUNT OF PLACE OF RESIDENCE OR DOMICILE.

(c) THE PLEDGOR AGREES THAT THE COLLATERAL AGENT SHALL, IN THE NAME AND ON BEHALF OF THE TRUSTEE OR ANY HOLDER, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED.

(d) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT OR THE INDENTURE) ANY OTHER PARTY TO THIS PLEDGE AGREEMENT SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON SUCH PERSON THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF SUCH PERSON CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE, THE COLLATERAL AGENT OR ANY HOLDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE, THE COLLATERAL AGENT OR ANY HOLDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR, ON THE ONE HAND, AND THE TRUSTEE, THE COLLATERAL AGENT AND/OR THE HOLDERS, ON THE OTHER HAND.

6.18 Reinstatement. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment pursuant to this

Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, liquidation of the Pledgor, the Guarantor or any other Person party to the Indenture or any other instrument, document or agreement related thereto or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, the Pledgor, the Guarantor or any other Person party to the Indenture or any other instrument, document or agreement related thereto or any substantial part of the Pledgor’s, the Guarantor’s or any other such Person’s assets, or otherwise, all as though such payments had not been made, and the Pledgor shall pay the Collateral Agent promptly after demand all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Collateral Agent in connection with such rescission or restoration.

6.19 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

6.20 Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the Indenture and the other instrument, document or agreement related thereto and the issuance of the Debentures. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements, representations and warranties of the Pledgor set forth herein shall terminate at the same time as the security interest and other rights granted hereunder shall terminate pursuant to Section 6.8.

6.21 Headings Descriptive. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

6.22 Entire Agreement. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

6.23 Time. Time is of the essence of this Agreement.

6.24 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

6.25 Indemnity; Limitation of Liability.

(a) No claim shall be made by the Pledgor against the Collateral Agent, the Trustee or the Holders or any of their Affiliates, directors, employees, attorneys or agents for any loss of profits, business or anticipated savings, special or punitive damages or any indirect or consequential loss whatsoever in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement, the Indenture or any other instrument, document or agreement related thereto or any act or omission or event occurring in connection therewith; and the Pledgor waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b) The Pledgor shall fully indemnify, hold harmless and defend the Collateral Agent and its directors and officers from and against any and all claims, losses, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees, expenses, and damages arising from the Collateral Agent’s appointment and performance as Collateral Agent under this Agreement, except to the extent that such claim, action, obligation, liability or expense is directly caused by the bad faith, gross negligence or willful misconduct of such indemnified Person. The provisions of this Section 6.25 shall survive termination of this Agreement and the resignation and removal of the Collateral Agent.

6.26 Authority of the Collateral Agent.

(a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or attorneys, shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Agreement or the Indenture, neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be liable to the Pledgor for any action taken or omitted to be taken by the Collateral Agent, in its capacity as Collateral Agent, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Collateral Agent shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely conclusively on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Collateral Agent shall have no duty to cause any financing statement or continuation statement to be filed in respect of the Collateral.

(b) The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Trustee and the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

6.27 Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal right or claim under this Agreement.

6.28 Rights of Holders. No Holder shall have any independent rights hereunder other than those rights granted to individual Holders pursuant to the Indenture; provided, that nothing in this subsection shall limit any rights granted to the Trustee under the Debentures or the Indenture

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IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

WYNN RESORTS, LIMITED, a Nevada corporation, as the Pledgor

By:	/s/ RONALD J. KRAMER
Name: Ronald J. Kramer
Title: President

U.S. BANK NATIONAL ASSOCIATION, as the Trustee and the Collateral Agent

By:	/s/ FRANK P. LESLIE III
Name: Frank P. Leslie III
Title: Vice President

Solely with respect to Sections 5.2, 5.6, 6.2 and 6.7(b):

WYNN RESORTS FUNDING, LLC,
a Nevada limited liability company, as the Guarantor

By:	/s/ RONALD J. KRAMER
Name: Ronald J. Kramer
Title: President